UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 23, 2019, MICT, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The results of the stockholder voting at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors.

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each nominee received the following votes:

Director Name	For	Withheld	Broker Non-Votes

David Lucatz	8,814,494	43,172	3,048,623

Chezy (Yehezkel) Ofir	8,811,371	46,295	3,048,623

Jeffrey P. Bialos	8,818,494	39,172	3,048,623

Darren Mercer	8,817,314	40,352	3,048,623

John M. Scott	8,817,593	40,073	3,048,623

Proposal No. 2 — Ratification of the selection of Ziv Haft, a BDO Member firm, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes

11,814,650	82,842	8,797	N/A

Proposal No. 3 — Advisory vote on the compensation of our named executive officers (“Say-On-Pay Vote”).

For	Against	Abstain	Broker Non-Votes

8,728,541	126,269	2,856	3,048,623

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: December 23, 2019	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer